Exhibit 24.2

POWER OF ATTORNEY

The person whose signature appears below constitutes and appoints Jeffrey W. Jones and Edson J. Rood, jointly and severally, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to the Registration Statement under the Securities Act of 1933, as amended, for the registration of shares of common stock of BioLase Technology, Inc. (Registration No. 333-106260) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has signed his name effective as of November 17, 2003.

/s/ WILLIAM A. OWENS
William A. Owens